SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                             FORM 8-K




                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported): April 7, 1998
                                                  _______________




                          AMETECH, INC.
________________________________________________________________
        (Exact name of registrant as specified in Charter)




     Oklahoma              0-19009                73-0766924
_________________        ___________         ___________________
(State or Other          (Commission         (I.R.S. Employer
 Jurisdiction of          File No.)           Identification No.)
 Incorporation)





    1813 Southeast 25th Street, Oklahoma City, Oklahoma  73129
________________________________________________________________
             (Address of principal executive offices)  (Zip Code)




Registrant's telephone number, including area code: (405) 677-8781
                                                   ______________

Item 5.   Other Events.
          ________________________________

     As was previously reported, the Registrant and its wholly owned, primary operating subsidiary, Environmental Transportation Services, Inc. ("ETS"), each filed a Petition for Voluntary Bankruptcy under Chapter 11, Title 11 of the United States Code. The case number assigned to the Registrant's petition is 98-11021 BH and the case number assigned to ETS' petition is 98-11018 BH. Pursuant to an order granting joint case administration, both the Registrant petition and the ETS petition are being administered under the ETS case number.

     The existing officers and directors of the Registrant currently remain in place as debtors in possession, subject to the supervision and orders of the Bankruptcy Court for the Western
District of Oklahoma ("Bankruptcy Court"), which assumed jurisdiction over substantially all of the assets and business of the Registrant on February 2, 1998.

     On April 7, 1998, the Bankruptcy Court approved the sale, pursuant to a certain Purchase and Sale Agreement ("Purchase Agreement") between ETS and Metropolitan Environmental Inc., an Indiana corporation ("Metropolitan"), of a substantial portion of the assets of ETS to Metropolitan for approximately $2,800,000, subject to adjustment ("Sale Price"), consisting of: (i) approximately $2,100,000 for the Rolling Stock, Rolloff Containers, and Container Rental Business (as such terms are defined in the Purchase Agreement), (ii) approximately $200,000 for the Fixed Assets, Spare Parts and Inventory (as such terms are defined in the Purchase Agreement), and (iii) approximately $500,000 for the Real Property (as defined in the Purchase Agreement). Under the terms of the Purchase Agreement, Metropolitan may choose to exclude some or all of the Real Property and the Fixed Assets, Spare Parts and Inventory from the transaction, which exclusion would result in a commensurate reduction in the Sale Price. The Sale Price is also subject to adjustment under certain other conditions, such as a determination of environmental damage to the Real Property.

     Metropolitan has informed ETS and the Registrant that it is excluding all of the Fixed Assets, Spare Parts and Inventory from the Purchase Agreement transaction. Metropolitan has not informed ETS or the Registrant as to whether it is excluding some or all of the Real Property from the Purchase Agreement transaction.

     The Registrant has not filed its Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 1997, or for the quarterly period ended September 30, 1997. The Registrant has also not filed its Annual Report on Form 10-K for the year ended
December 31, 1997.    During February, the Registrant requested a
no-action letter from the Securities and Exchange Commission (the

"Commission") regarding its desire to be substantially exempt from the reporting requirements under the Securities Exchange Act of 1934 due to, among other things, the financial condition of the Registrant. No assurance can be made, however, that a no-action letter will be obtained from the Commission.

     In an effort to provide information regarding the status of the Registrant to its shareholders, attached hereto is a copy of the Monthly Report for the month ended February 28, 1998, as filed with the Bankruptcy Court on March 27, 1998.

     The Registrant does not anticipate that significant operations of the Registrant or ETS will resume, on a limited basis, or at all, however, no assurance can be given to such effect.


Item 7.   Financial Statements and Exhibits.
          ---------------------------------

     (c)  Exhibits.

          2.1 Purchase and Sale Agreement, dated as of February 26, 1998, by and between Environmental Transportation Services, Inc., and Metropolitan Environmental, Inc. The exhibits and schedules to this exhibit have been omitted from this filing but will be supplementally filed upon request of the Commission.

          2.2  Order Authorizing Debtor-In-Possession to Sell
               Assets Free and Clear of All Liens and Encumbrances Pursuant to 11 U.S.C. Section 363, as filed April 7, 1998. The exhibits to this exhibit have been omitted from this filing but will be supplementally filed upon the request of the Commission.

          99.1 Monthly Report for the month ended February 28, 1998, as filed March 27, 1998 with the United States Bankruptcy Court for the Western District of Oklahoma, In Re: AMETECH, Inc. and Environmental Transportation Services, Inc.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMETECH, INC.
                                   ________________________________
                                   (Registrant)



April 21, 1998                    By  /s/ Michael R. D'Appolonia
                                     ______________________________
                                      Michael R. D'Appolonia,
                                      President